UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 12, 2017

(Date of earliest event reported)

Mexco Energy Corporation

(Exact name of registrant as specified in its charter)

CO	001-31785	84-0627918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

214 W. Texas Avenue, Suite 1101 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Mexco Energy Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on September 12, 2017. At the Annual Meeting, the Company’s stockholders were requested to (i) elect six directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2017 Annual Meeting of Stockholders and (ii) ratify the Audit Committee of the Board of Directors’ selection of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018. Each of these items is more fully described in the Company’s 2017 proxy statement filed with the SEC on July 24, 2017.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Michael J. Banschbach	1,358,355	9,074	1,969	392,756
Kenneth L. Clayton	1,317,960	49,969	1,469	392,756
Thomas R. Craddick	1,357,755	9,974	1,669	392,756
Paul G. Hines	1,358,325	9,648	1,425	392,756
Christopher M. Schroeder	1,358,346	9,127	1,925	392,756
Nicholas C. Taylor	1,358,325	9,648	1,425	392,756

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
Weaver and Tidwell, L.L.P.	1,744,365	6,892	10,897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: September 13, 2017	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer